Capital City Bank Group, Inc.

Reports Second Quarter 2018 Results

TALLAHASSEE, Fla. (July 24, 2018) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $6.0 million, or $0.35 per diluted share for the second quarter of 2018 compared to net income of $5.8 million, or $0.34 per diluted share for the first quarter of 2018, and $3.6 million, or $0.21 per diluted share, for the second quarter of 2017.  For the first six months of 2018, net income totaled $11.8 million, or $0.69 per diluted share, compared to net income of $6.3 million, or $0.37 per diluted share for the same period of 2017.

Net income for the first six months of 2018 included tax benefits totaling $2.9 million, or $0.17 per diluted share (1Q - $1.5 million, or $0.09 per diluted share and 2Q - $1.4 million, or $0.08 per diluted share) related to 2017 plan year pension plan contributions.

HIGHLIGHTS

•       Net interest income up 4.6% sequentially and 10.7% over prior year

•       Net interest margin of 3.58%, up 15 basis points over prior quarter

•       Period-end loan growth of $66 million, or 4.0% over prior quarter

•       Strong year over year growth in average deposit balances of $54 million, or 2.3%

•       Year-to-date net charge-offs at 16 basis points continues to reflect the quality of our loan portfolio

•       Common equity tier 1 ratio of 13.5% and total risk based capital ratio of 17.0%

“I am very encouraged by our results in the first half and particularly pleased with the loan growth and margin expansion achieved in the second quarter,” said William G. Smith, Jr., Chairman, President and CEO. “Rising rates, loan growth and a phenomenal core deposit base are all contributing to higher net interest income. Credit quality continues to improve and the strength of our Florida and Georgia economies is driving continued improvement in our market demographics. Lowering our efficiency ratio is a top priority, and we have multiple strategies in place to grow revenues and manage expenses. There is more to be done, but I am pleased with our progress as we remain focused on strategies that produce long-term value for our shareowners.”

Compared to the first quarter of 2018, the $0.5 million increase in operating profit reflected a $1.0 million increase in net interest income and higher noninterest income of $0.1 million, partially offset by higher noninterest expense of $0.5 million and a $0.1 million increase in the loan loss provision.

Compared to the second quarter of 2017, the $1.0 million increase in operating profit was attributable to higher net interest income of $2.3 million, partially offset by lower noninterest income of $0.6 million, a $ 0.5 million increase in noninterest expense, and a $0.2 million increase in the loan loss provision.

The increase in operating profit for the first six months of 2018 versus the comparable period of 2017 was attributable to higher net interest income of $4.3 million that was partially offset by lower noninterest income of $0.8 million, higher noninterest expense of $0.5 million, and $0.7 million increase in the loan loss provision.

Our return on average assets (“ROA”) was 0.84% and our return on average equity (“ROE”) was 8.25% for the second quarter of 2018.  These metrics were 0.81% and 8.14% for the first quarter of 2018, respectively, and 0.51% and 5.07% for the second quarter of 2017, respectively.  For the first six months of 2018, our ROA was 0.83% and our ROE was 8.20% compared to 0.45% and 4.54%, respectively, for the same period of 2017.

Discussion of Operating Results

Tax-equivalent net interest income for the second quarter of 2018 was $22.9 million compared to $21.9 million for the first quarter of 2018 and $20.8 million for the second quarter of 2017.  The increase in tax-equivalent net interest income compared to both prior periods reflected higher interest rates and a favorable shift in the earning asset mix. Higher rates were earned on overnight funds, investment securities, and variable rate loans, partially offset by a higher cost on our negotiated rate deposits.  For the first six months of 2018, tax-equivalent net interest income totaled $44.9 million compared to $40.8 million for the comparable period in 2017.  The year-over-year increase was driven by growth in the loan and investment portfolios, coupled with higher short-term rates, partially offset by a higher rate paid on negotiated rate deposits.

The federal funds target rate was increased seven times since December 2015 to 2.00% by the end of the second quarter of 2018, which positively affected our net interest income due to favorable repricing of our variable and adjustable rate earning assets. Although these increases have also resulted in higher rates paid on our negotiated rate deposit products, we continue to prudently manage our overall cost of funds, which was 26 basis points for the second quarter of 2018, and 23 basis points for the first quarter of 2018. Due to highly competitive fixed-rate loan pricing across most markets, we have continued to review our loan pricing and make adjustments where appropriate and prudent.

Our net interest margin for the second quarter of 2018 was 3.58%, an increase of 15 basis points compared to the first quarter of 2018 and an increase of 25 basis points from the second quarter of 2017.  For the first six months of 2018, the net interest margin increased 24 basis points to 3.51% compared to the same period of 2017. The increase in the margin as compared to all respective periods reflected rising interest rates and a favorable shift in our earning asset mix, which has produced higher net interest income in each period.

The provision for loan losses for the second quarter of 2018 was $0.8 million compared to $0.7 million for the first quarter of 2018 and $0.6 million for the second quarter of 2017.  For the six months ended June 30, 2018, the loan loss provision was $1.6 million compared to $0.9 million in 2017.  The higher provision in 2018 reflected growth in the loan portfolio.  At June 30, 2018, the allowance for loan losses of $13.6 million represented 0.78% of outstanding loans (net of overdrafts) and provided coverage of 236% of nonperforming loans compared to 0.80% and 181%, respectively, at March 31, 2018 and 0.80% and 186%, respectively, at December 31, 2017.

Noninterest income for the second quarter of 2018 totaled $12.5 million, an increase of $0.1 million, or 0.5%, over the first quarter of 2018 and a $0.6 million, or 4.5%, decrease from the second quarter of 2017.  For the first six months of 2018, noninterest income totaled $25.0 million, a $0.8 million, or 3.2%, decrease from the same period of 2017, primarily due to lower mortgage banking fees of $0.6 million and deposit fees of $0.4 million, partially offset by higher wealth management fees of $0.3 million.  The decrease from the second quarter of 2017 also reflected lower mortgage banking fees and deposit fees.  The lower level of mortgage banking fees was due to a slowdown in secondary market loan production as adjustable rate loan production has picked up momentum and is being booked into our loan portfolio.  Total (secondary market sales and portfolio) residential loan production during the first two quarters of 2018 was comparable to the prior year.  The decrease in deposit fees was attributable to lower overdraft fees and reflected a reduction in accounts utilizing our overdraft protection product.  The increase in wealth management fees over the first six months of 2017 was primarily due to higher trust fees and reflected growth in assets under management.

Noninterest expense for the second quarter of 2018 totaled $28.4 million, an increase of $0.5 million, or 1.7%, over the first quarter of 2018 and second quarter of 2017.  For the first six months of 2018, noninterest expense totaled $56.3 million, a $0.5 million, or 0.8%, increase over the same period of 2017.  The increase over the first quarter of 2018 primarily reflected higher professional fees of $0.2 million and a $0.2 million expense for our VISA Class B share swap contract related to VISA’s funding of their litigation reserve.  Compared to the three and six month periods of 2017, the increase was primarily attributable to higher professional fees.

We realized an income tax benefit of $0.1 million for the six months ended June 30, 2018 which reflected two discrete tax benefit items totaling $2.9 million resulting from the effect of federal tax reform, enacted in December 2017, on pension plan contributions made in 2018.  The discrete tax item for the first quarter of 2018 totaled $1.5 million and the item for the second quarter of 2018 totaled $1.4 million.  Absent these discrete items, our effective tax rate was approximately 24%.

Discussion of Financial Condition

Average earning assets were $2.566 billion for the second quarter of 2018, a decrease of $26.5 million, or 1.0%, from the first quarter of 2018, and an increase of $54.0 million, or 2.2%, over the fourth quarter of 2017.  The change in average earning assets compared to the first quarter 2018 was attributable to decreases in our short-term investments, primarily due to a decline in our seasonal public fund balances.  The change in average earning assets over the fourth quarter 2017 was attributable to growth in our loan and investment portfolios primarily funded by increases in our noninterest bearing deposits and savings accounts.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $158.7 million during the second quarter of 2018 compared to an average net overnight funds sold position of $240.9 million in the first quarter of 2018 and $174.6 million in the fourth quarter of 2017.  The decrease in average net overnight funds compared to all prior periods reflected growth in our loan and investment portfolios.  Additionally, part of the decrease compared to the prior quarter was also attributable to the decline in our public deposits.

Average loans increased $43.7 million, or 2.7% compared to the first quarter of 2018, and have grown $50.5 million, or 3.1% compared to the fourth quarter of 2017.  The increase compared to the prior quarter reflected growth in all loans types except home equity loans. Growth over the fourth quarter of 2017 was experienced in all loan products except for commercial and home equity loans.  During 2018, we have purchased a $4.0 million pool of adjustable rate residential loans (late in first quarter) and a $12.1 million pool of fixed and adjustable rate commercial real estate loans (late in second quarter).

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall loan growth.

Nonperforming assets (nonaccrual loans and OREO) totaled $9.1 million at June 30, 2018, a decrease of $1.5 million, or 14.4%, from March 31, 2018 and $2.0 million, or 17.9%, from December 31, 2017.  Nonaccrual loans totaled $5.7 million at June 30, 2018, a $1.6 million decrease from March 31, 2018 and a $1.4 million decrease from December 31, 2017.  Nonaccrual loan additions totaled $2.5 million for the second quarter of 2018 compared to $3.8 million for the first quarter of 2018 and $5.6 million for the fourth quarter of 2017.  The balance of OREO totaled $3.4 million at June 30, 2018, an increase of $0.1 million over March 31, 2018 and a decrease of $0.6 million from December 31, 2017.  For the second quarter of 2018, we added properties totaling $0.5 million, sold properties totaling $0.3 million, and recorded valuation adjustments totaling $0.1 million.

Average total deposits were $2.432 billion for the second quarter of 2018, a decrease of $24.1 million, or 1.0%, from the first quarter of 2018, and an increase of $53.5 million, or 2.3% over the fourth quarter of 2017.  The decline in deposits compared to the first quarter of 2018 reflected lower public fund NOW accounts and certificates of deposit balances, partially offset by increases in all other deposit types.  The increase in deposits when compared to the fourth quarter of 2017 reflected growth in all deposit products except certificates of deposit.  Public fund accounts typically peak in the first quarter and trend downwards through the fourth quarter due to the cycle of tax receipts.

Deposit levels remain strong, particularly given the increases in the fed funds rate.  Average core deposits continue to experience growth.  We monitor deposit rates on an ongoing basis as a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings for the second quarter 2018 decreased $2.9 million compared to the first quarter 2018, and declined $3.0 million compared to the fourth quarter of 2017. Decreases occurred in both short-term and long-term borrowings as we reduced our repurchase agreements and Federal Home Loan Bank pay-downs of match funded advances.

Shareowners’ equity was $293.6 million at June 30, 2018, compared to $288.4 million at March 31, 2018 and $284.2 million at December 31, 2017.  Our leverage ratio was 10.69%, 10.36%, and 10.47%, respectively, on these dates.  Further, at June 30, 2018, our risk-adjusted capital ratio was 17.00% compared to 17.05% and 17.10% at March 31, 2018 and December 31, 2017, respectively.  Our common equity tier 1 ratio was 13.46% at June 30, 2018, compared to 13.44% at March 31, 2018 and 13.42% at December 31, 2017.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.9 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 59 banking offices and 73 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Shareowners' Equity (GAAP)		$293,571	$288,360	$284,210	$285,201	$281,513
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	208,760	203,549	199,399	200,390	196,702
Total Assets (GAAP)		2,880,278	2,924,832	2,898,794	2,790,842	2,814,843
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,795,467	$2,840,021	$2,813,983	$2,706,031	$2,730,032
Tangible Common Equity Ratio (non-GAAP)	A/B	7.47%	7.17%	7.09%	7.41%	7.21%
Actual Diluted Shares Outstanding (GAAP)	C	17,114,380	17,088,419	17,071,107	17,045,326	17,025,148
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$12.20	$11.91	$11.68	$11.76	$11.55

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

EARNINGS
Net Income	$6,003	$5,773	$3,561	$11,776	$6,305
Net Income Per Common Share	$0.35	$0.34	$0.21	$0.69	$0.37
PERFORMANCE
Return on Average Assets	0.84%	0.81%	0.51%	0.83%	0.45%
Return on Average Equity	8.25%	8.14%	5.07%	8.20%	4.54%
Net Interest Margin	3.58%	3.43%	3.33%	3.51%	3.27%
Noninterest Income as % of Operating Revenue	35.52%	36.44%	39.05%	35.97%	39.12%
Efficiency Ratio	80.07%	81.07%	82.28%	80.57%	83.78%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.25%	16.31%	15.58%	16.25%	15.58%
Total Capital Ratio	17.00%	17.05%	16.32%	17.00%	16.32%
Tangible Common Equity Ratio	7.47%	7.17%	7.21%	7.47%	7.21%
Leverage Ratio	10.69%	10.36%	10.20%	10.69%	10.20%
Common Equity Tier 1 Ratio	13.46%	13.44%	12.72%	13.46%	12.72%
Equity to Assets	10.19%	9.86%	10.00%	10.19%	10.00%
ASSET QUALITY
Allowance as % of Non-Performing Loans	236.25%	181.26%	166.23%	236.25%	166.23%
Allowance as a % of Loans	0.78%	0.80%	0.81%	0.78%	0.81%
Net Charge-Offs as % of Average Loans	0.12%	0.20%	0.17%	0.16%	0.14%
Nonperforming Assets as % of Loans and ORE	0.52%	0.64%	0.97%	0.52%	0.97%
Nonperforming Assets as % of Total Assets	0.32%	0.36%	0.57%	0.32%	0.57%
STOCK PERFORMANCE
High	$25.99	$26.50	$22.39	$26.50	$22.39
Low	22.28	22.80	17.68	22.28	17.68
Close	$23.63	$24.75	$20.42	$23.63	$20.42
Average Daily Trading Volume	25,246	21,061	23,349	23,204	23,251

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2018		2017
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and Due From Banks	$56,573	$47,804	$58,419	$50,420	$72,801
Funds Sold and Interest Bearing Deposits	107,066	250,821	227,023	140,694	162,377
Total Cash and Cash Equivalents	163,639	298,625	285,442	191,114	235,178

Investment Securities Available for Sale	493,662	471,836	480,911	510,846	529,686
Investment Securities Held to Maturity	236,764	225,552	216,679	184,262	157,074
Total Investment Securities	730,426	697,388	697,590	695,108	686,760

Loans Held for Sale	8,246	4,845	4,817	7,800	8,213

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	222,406	198,775	218,166	215,963	213,544
Real Estate - Construction	88,169	80,236	77,966	67,813	67,331
Real Estate - Commercial	575,993	551,309	535,707	527,331	519,140
Real Estate - Residential	320,296	307,050	308,159	306,272	302,072
Real Estate - Home Equity	218,851	223,994	229,513	228,499	230,995
Consumer	285,599	284,356	278,622	273,670	269,539
Other Loans	11,648	14,988	3,747	9,311	17,057
Overdrafts	1,513	1,187	1,612	1,479	1,518
Total Loans, Net of Unearned Interest	1,724,475	1,661,895	1,653,492	1,630,338	1,621,196
Allowance for Loan Losses	(13,563)	(13,258)	(13,307)	(13,339)	(13,242)
Loans, Net	1,710,912	1,648,637	1,640,185	1,616,999	1,607,954

Premises and Equipment, Net	90,000	90,939	91,698	92,345	92,495
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	3,373	3,330	3,941	5,987	7,968
Other Assets	88,871	96,257	90,310	96,678	91,464
Total Other Assets	267,055	275,337	270,760	279,821	276,738

Total Assets	$2,880,278	$2,924,832	$2,898,794	$2,790,842	$2,814,843

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$937,241	$890,482	$874,583	$870,644	$842,314
NOW Accounts	778,131	859,704	877,820	749,816	787,090
Money Market Accounts	257,965	257,422	239,212	249,964	265,032
Regular Savings Accounts	354,156	353,996	335,140	329,742	327,560
Certificates of Deposit	131,697	137,280	143,122	147,451	149,937
Total Deposits	2,459,190	2,498,884	2,469,877	2,347,617	2,371,933

Short-Term Borrowings	7,021	4,893	7,480	6,777	6,105
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	12,897	13,333	13,967	15,047	15,631
Other Liabilities	54,712	66,475	70,373	83,313	86,774

Total Liabilities	2,586,707	2,636,472	2,614,584	2,505,641	2,533,330

SHAREOWNERS' EQUITY
Common Stock	171	171	170	170	170
Additional Paid-In Capital	37,932	37,343	36,674	35,892	35,522
Retained Earnings	288,800	283,990	279,410	275,013	271,646
Accumulated Other Comprehensive Loss, Net of Tax	(33,332)	(33,144)	(32,044)	(25,874)	(25,825)

Total Shareowners' Equity	293,571	288,360	284,210	285,201	281,513

Total Liabilities and Shareowners' Equity	$2,880,278	$2,924,832	$2,898,794	$2,790,842	$2,814,843

OTHER BALANCE SHEET DATA
Earning Assets	$2,570,213	$2,614,949	$2,582,922	$2,473,940	$2,478,546
Interest Bearing Liabilities	1,594,754	1,679,515	1,669,628	1,551,684	1,604,242

Book Value Per Diluted Share	$17.15	$16.87	$16.65	$16.73	$16.54
Tangible Book Value Per Diluted Share	12.20	11.91	11.68	11.76	11.55

Actual Basic Shares Outstanding	17,056	17,044	16,989	16,966	16,964
Actual Diluted Shares Outstanding	17,114	17,088	17,071	17,045	17,025

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Six Months Ended
	2018		2017			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2018	2017

INTEREST INCOME
Interest and Fees on Loans	$20,533	$19,535	$19,513	$19,479	$18,720	$40,068	$36,725
Investment Securities	3,156	2,762	2,520	2,416	2,169	5,918	4,211
Funds Sold	730	917	594	446	533	1,647	1,026
Total Interest Income	24,419	23,214	22,627	22,341	21,422	47,633	41,962

INTEREST EXPENSE
Deposits	995	868	590	530	388	1,863	669
Short-Term Borrowings	8	8	5	15	17	16	62
Subordinated Notes Payable	552	475	431	420	404	1,027	783
Other Long-Term Borrowings	94	100	112	115	117	194	216
Total Interest Expense	1,649	1,451	1,138	1,080	926	3,100	1,730
Net Interest Income	22,770	21,763	21,489	21,261	20,496	44,533	40,232
Provision for Loan Losses	815	745	826	490	589	1,560	899
Net Interest Income after Provision for Loan Losses	21,955	21,018	20,663	20,771	19,907	42,973	39,333

NONINTEREST INCOME
Deposit Fees	4,842	4,872	5,040	5,153	5,052	9,714	10,142
Bank Card Fees	2,909	2,811	2,830	2,688	2,870	5,720	5,673
Wealth Management Fees	2,037	2,173	2,172	2,197	2,073	4,210	3,915
Mortgage Banking Fees	1,206	1,057	1,410	1,480	1,556	2,263	2,864
Other	1,548	1,564	1,445	1,478	1,584	3,112	3,259
Total Noninterest Income	12,542	12,477	12,897	12,996	13,135	25,019	25,853

NONINTEREST EXPENSE
Compensation	15,797	15,911	15,102	15,711	15,641	31,708	31,500
Occupancy, Net	4,503	4,551	4,400	4,501	4,555	9,054	8,936
Other Real Estate, Net	248	626	355	(118)	315	874	898
Other	7,845	6,818	7,040	6,613	7,410	14,663	14,509
Total Noninterest Expense	28,393	27,906	26,897	26,707	27,921	56,299	55,843

OPERATING PROFIT	6,104	5,589	6,663	7,060	5,121	11,693	9,343
Income Tax Expense (Benefit)	101	(184)	6,660	2,505	1,560	(83)	3,038
NET INCOME	$6,003	$5,773	$3	$4,555	$3,561	$11,776	$6,305

PER SHARE DATA
Basic Net Income	$0.35	$0.34	$0.00	$0.27	$0.21	$0.69	$0.37
Diluted Net Income	0.35	0.34	0.00	0.27	0.21	0.69	0.37
Cash Dividend	$0.07	$0.07	$0.07	$0.07	$0.05	$0.14	$0.10
AVERAGE SHARES
Basic	17,045	17,028	16,967	16,965	16,955	17,037	16,937
Diluted	17,104	17,073	17,050	17,044	17,016	17,089	16,993

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Six Months Ended
	2018		2017			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2018	2017

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,258	$13,307	$13,339	$13,242	$13,335	$13,307	$13,431
Provision for Loan Losses	815	745	826	490	589	1,560	899
Net Charge-Offs	510	794	858	393	682	1,304	1,088
Balance at End of Period	$13,563	$13,258	$13,307	$13,339	$13,242	$13,563	$13,242
As a % of Loans	0.78%	0.80%	0.80%	0.82%	0.81%	0.78%	0.81%
As a % of Nonperforming Loans	236.25%	181.26%	185.87%	203.39%	166.23%	236.25%	166.23%

CHARGE-OFFS
Commercial, Financial and Agricultural	$141	$182	$664	$276	$324	$323	$417
Real Estate - Construction	-	7	-	-	-	7	-
Real Estate - Commercial	-	290	42	94	478	290	549
Real Estate - Residential	456	107	126	125	44	563	160
Real Estate - Home Equity	157	158	48	50	-	315	92
Consumer	509	695	577	455	537	1,204	1,161
Total Charge-Offs	$1,263	$1,439	$1,457	$1,000	$1,383	$2,702	$2,379

RECOVERIES
Commercial, Financial and Agricultural	$87	$166	$113	$79	$40	$253	$121
Real Estate - Construction	-	1	-	50	-	1	-
Real Estate - Commercial	15	123	24	69	58	138	81
Real Estate - Residential	346	84	141	60	202	430	415
Real Estate - Home Equity	22	61	67	84	39	83	68
Consumer	283	210	254	265	362	493	606
Total Recoveries	$753	$645	$599	$607	$701	$1,398	$1,291

NET CHARGE-OFFS	$510	$794	$858	$393	$682	$1,304	$1,088

Net Charge-Offs as a % of Average Loans (1)	0.12%	0.20%	0.21%	0.10%	0.17%	0.16%	0.14%

RISK ELEMENT ASSETS
Nonaccruing Loans	$5,741	$7,314	$7,159	$6,558	$7,966
Other Real Estate Owned	3,373	3,330	3,941	5,987	7,968
Total Nonperforming Assets	$9,114	$10,644	$11,100	$12,545	$15,934

Past Due Loans 30-89 Days	$3,472	$4,268	$4,543	$5,687	$3,789
Past Due Loans 90 Days or More	-	-	36	-	-
Classified Loans	29,583	31,709	31,002	36,545	41,322
Performing Troubled Debt Restructuring's	$29,981	$31,472	$32,164	$33,427	$35,436

Nonperforming Loans as a % of Loans	0.33%	0.44%	0.43%	0.40%	0.49%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.52%	0.64%	0.67%	0.76%	0.97%
Nonperforming Assets as a % of Total Assets	0.32%	0.36%	0.38%	0.45%	0.57%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2018			First Quarter 2018			Fourth Quarter 2017			Third Quarter 2017			Second Quarter 2017			Jun 2018 YTD			Jun 2017 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,691,287	20,625	4.89%	$1,647,612	19,636	4.83%	$1,640,738	19,696	4.76%	$1,638,578	19,672	4.76%	$1,608,629	18,880	4.71%	$1,669,571	40,261	4.86%	$1,597,159	37,017	4.67%

Investment Securities
Taxable Investment Securities	643,516	2,945	1.83	619,137	2,523	1.64	602,353	2,263	1.50	588,518	2,150	1.45	591,825	1,898	1.28	631,394	5,468	1.74	596,153	3,682	1.24
Tax-Exempt Investment Securities	72,478	266	1.47	84,800	318	1.50	94,329	393	1.67	98,463	407	1.65	100,742	414	1.64	78,605	584	1.49	99,361	810	1.63

Total Investment Securities	715,994	3,211	1.79	703,937	2,841	1.62	696,682	2,656	1.52	686,981	2,557	1.48	692,567	2,312	1.34	709,999	6,052	1.71	695,514	4,492	1.30

Funds Sold	158,725	730	1.84	240,916	917	1.54	174,565	594	1.35	140,728	446	1.26	200,834	533	1.06	199,593	1,647	1.66	222,871	1,026	0.93

Total Earning Assets	2,566,006	$24,566	3.84%	2,592,465	$23,394	3.66%	2,511,985	$22,946	3.63%	2,466,287	$22,675	3.65%	2,502,030	$21,725	3.48%	2,579,163	$47,960	3.75%	2,515,544	$42,535	3.41%

Cash and Due From Banks	50,364			52,711			51,235			51,880			52,312			51,531			50,618
Allowance for Loan Losses	(13,521)			(13,651)			(13,524)			(13,542)			(13,662)			(13,586)			(13,550)
Other Assets	258,255			260,595			272,755			275,335			276,799			259,418			278,621

Total Assets	$2,861,104			$2,892,120			$2,822,451			$2,779,960			$2,817,479			$2,876,526			$2,831,233

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$790,335	$725	0.37%	$863,175	$659	0.31%	$782,133	$400	0.20%	$755,620	$339	0.18%	$806,621	$222	0.11%	$826,554	$1,384	0.34%	$843,459	$356	0.09%
Money Market Accounts	255,143	166	0.26	246,576	103	0.17	249,953	80	0.13	262,486	80	0.12	261,726	57	0.09	250,883	269	0.22	260,423	92	0.07
Savings Accounts	351,664	43	0.05	343,987	42	0.05	333,703	41	0.05	327,675	40	0.05	322,833	39	0.05	347,847	85	0.05	317,055	77	0.05
Time Deposits	134,171	61	0.18	140,359	64	0.18	145,622	69	0.19	148,652	71	0.19	152,811	70	0.18	137,248	125	0.18	155,535	144	0.19
Total Interest Bearing Deposits	1,531,313	995	0.27%	1,594,097	868	0.23%	1,511,411	590	0.16%	1,494,433	530	0.14%	1,543,991	388	0.10%	1,562,532	1,863	0.25%	1,576,472	669	0.09%

Short-Term Borrowings	6,633	8	0.49%	8,869	8	0.37%	8,074	5	0.25%	9,920	15	0.59%	8,957	17	0.75%	7,745	16	0.42%	10,873	62	1.15%
Subordinated Notes Payable	52,887	552	4.13	52,887	475	3.60	52,887	431	3.19	52,887	420	3.11	52,887	404	3.02	52,887	1,027	3.86	52,887	783	2.94
Other Long-Term Borrowings	13,151	94	2.88	13,787	100	2.93	14,726	112	3.01	15,427	115	2.95	16,065	117	2.93	13,467	194	2.91	15,271	216	2.85

Total Interest Bearing Liabilities	1,603,984	$1,649	0.43%	1,669,640	$1,451	0.37%	1,587,098	$1,138	0.29%	1,572,667	$1,080	0.28%	1,621,900	$926	0.23%	1,636,631	$3,100	0.40%	1,655,503	$1,730	0.22%

Noninterest Bearing Deposits	900,643			862,009			867,000			834,729			829,432			881,433			813,785
Other Liabilities	64,671			72,969			80,309			87,268			84,486			68,796			81,861

Total Liabilities	2,569,298			2,604,618			2,534,407			2,494,664			2,535,818			2,586,860			2,551,149

SHAREOWNERS' EQUITY:	291,806			287,502			288,044			285,296			281,661			289,666			280,084

Total Liabilities and Shareowners' Equity	$2,861,104			$2,892,120			$2,822,451			$2,779,960			$2,817,479			$2,876,526			$2,831,233

Interest Rate Spread		$22,917	3.41%		$21,943	3.29%		$21,808	3.33%		$21,595	3.37%		$20,799	3.25%		$44,860	3.35%		$40,805	3.19%

Interest Income and Rate Earned(1)		24,566	3.84		23,394	3.66		22,946	3.63		22,675	3.65		21,725	3.48		47,960	3.75		42,535	3.41
Interest Expense and Rate Paid(2)		1,649	0.26		1,451	0.23		1,138	0.18		1,080	0.17		926	0.15		3,100	0.24		1,730	0.14

Net Interest Margin		$22,917	3.58%		$21,943	3.43%		$21,808	3.45%		$21,595	3.48%		$20,799	3.33%		$44,860	3.51%		$40,805	3.27%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate for 2018 and a 35% Federal tax rate for 2017.
(2) Rate calculated based on average earning assets.